Exhibit 99.1

ACCESSLINE HOLDINGS, INC.
AND SUBSIDIARIES

Independent Auditor’s Report and
Consolidated Financial Statements

December 31, 2006 and 2005

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Accessline Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Accessline Holdings, Inc. and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Accessline Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Seattle, Washington
May 18, 2007

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS
	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$3,193,584	$5,907,204
Accounts receivable, net	1,502,201	1,263,374
Other receivables	733	4,281
Prepaid expenses and deposits	340,916	472,550
Total current assets	5,037,434	7,647,409

PROPERTY AND EQUIPMENT, net	5,034,818	5,525,940

RESTRICTED CASH	120,000	265,000

OTHER ASSETS, net	162,100	226,009

Total assets	$10,354,352	$13,664,358

See accompanying notes.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS  (CONTINUED)
DECEMBER 31, 2006 AND 2005

LIABILITIES AND STOCKHOLDERS’ DEFICIT
	2006	2005
CURRENT LIABILITIES
Accounts payable	$1,378,411	$1,311,041
Accrued wages, benefits, and taxes	1,059,968	957,164
Other accrued liabilities	1,219,074	3,066,086
Current portion of long-term debt, net of discount (Note 8)	807,503	446,487
Current portion of capital lease obligations	1,047,047	764,298
Deferred revenue	-	136,620
Total current liabilities	5,512,003	6,681,696

CONVERTIBLE NOTES PAYABLE, net of discount (Note 8)	21,656,572	17,205,298

CAPITAL LEASE OBLIGATIONS, net of current portion	1,202,944	1,018,731

DEFERRED RENT	-	53,913

LONG-TERM DEBT, net of discount (Note 8)	6,796,814	5,054,591

MANDATORILY REDEEMABLE PREFERRED STOCK, SERIES A	6,544,832	6,030,980

Total liabilities	41,713,165	36,045,209

COMMITMENTS AND CONTINGENCIES (Note 11)

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
STOCK, Series B, $.001 par value - 30,500,000 shares authorized;
13,138,690 shares outstanding (aggregate liquidation value
of $7,208,502 and $6,848,748)	7,107,873	6,706,761

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
STOCK, Series C, $.001 par value - 26,000,000 shares authorized,
11,088,715 shares outstanding (aggregate liquidation value
of $42,008,419 and $39,809,924)	41,450,804	39,022,095

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
STOCK, Series D, $.001 par value - 451,000,000 shares authorized,
162,467,203 shares outstanding (aggregate liquidation value
of $49,227,456 and $46,727,204)	36,630,709	34,097,271

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value - Authorized, 661,000,000 shares;
issued and outstanding, 58,176,918 and 58,139,433 shares	58,177	58,139
Additional paid-in capital	9,854,293	15,282,946
Accumulated deficit	(126,460,669)	(117,548,063)
Total stockholders’ deficit	(116,548,199)	(102,206,978)

Total liabilities, preferred stock and stockholders’ deficit	$10,354,352	$13,664,358

See accompanying notes.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

REVENUE	$24,258,405	$21,744,626

OPERATING EXPENSES
Network costs	10,093,791	9,722,988
Sales and marketing	4,213,259	4,183,782
General and administrative	3,871,926	3,911,121
Research, development and engineering	5,497,670	4,672,789
Depreciation and amortization	3,087,680	3,674,264
Total operating expenses	26,764,326	26,164,944

OPERATING LOSS	(2,505,921)	(4,420,318)

OTHER INCOME (EXPENSE)
Interest income	173,286	184,442
Interest expense	(6,579,971)	(5,049,952)

NET LOSS	(8,912,606)	(9,285,828)

MANDATORILY REDEEMABLE PREFERRED STOCK
DIVIDENDS AND ACCRETION	(5,877,111)	(5,905,389)

NET LOSS APPLICABLE TO COMMON
STOCKHOLDERS	$(14,789,717)	$(15,191,217)

See accompanying notes.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

BALANCE, December 31, 2004	58,105,279	$58,105	$18,230,987	$(108,262,235)	$(89,973,143)

Issuance of preferred stock warrants in
conjunction with convertible notes payable	-	-	2,732,826	-	2,732,826

Issuance of preferred stock warrants in
conjunction with long-term debt	-	-	223,873	-	223,873

Mandatorily redeemable preferred stock accretion	-	-	(499,498)	-	(499,498)

Mandatorily redeemable preferred stock dividends	-	-	(5,405,891)	-	(5,405,891)

Exercise of common stock options	34,154	34	649	-	683

Net loss	-	-	-	(9,285,828)	(9,285,828)

BALANCE, December 31, 2005	58,139,433	58,139	15,282,946	(117,548,063)	(102,206,978)

Issuance of preferred stock warrants in
conjunction with long-term debt	-	-	447,746	-	447,746

Mandatorily redeemable preferred stock accretion	-	-	(471,219)	-	(471,219)

Mandatorily redeemable preferred stock dividends	-	-	(5,405,892)	-	(5,405,892)

Exercise of common stock options	37,485	38	712	-	750

Net loss	-	-	-	(8,912,606)	(8,912,606)

BALANCE, December 31, 2006	58,176,918	$58,177	$9,854,293	$(126,460,669)	$(116,548,199)

See accompanying notes.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
OPERATING ACTIVITIES
Net loss	$(8,912,606)	$(9,285,828)
Adjustments to reconcile net loss to net cash used by
operating activities
Depreciation and amortization	3,120,110	3,674,264
Noncash interest expense	5,002,259	3,980,699
Cash provided (used) by changes in operating
assets and liabilities
Accounts receivable, net	(238,827)	5,535
Other receivables	3,548	(577)
Prepaid expenses and deposits	131,634	(133,199)
Other assets	63,909	110,234
Accounts payable	67,370	(483,321)
Accrued wages, benefits, and taxes	102,804	221,823
Other accrued liabilities	(1,847,012)	(159,187)
Deferred revenue	(136,620)	(3,820)
Deferred rent	(53,913)	(8,884)
	(2,697,344)	(2,082,261)
INVESTING ACTIVITIES
Change in restricted cash	145,000	(20,008)
Capitalized software development costs	(1,008,709)	(1,692,982)
Purchase of property and equipment	(232,023)	(861,109)
	(1,095,732)	(2,574,099)
FINANCING ACTIVITIES
Principal payment on capital lease obligations	(921,294)	(456,877)
Repayment of long-term debt	(6,000,000)	-
Borrowings under long-term debt	8,000,000	-
Proceeds from convertible notes	-	9,000,000
Cash repayment of convertible notes	-	(169,534)
Proceeds from exercise of stock options	750	683
	1,079,456	8,374,272

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,713,620)	3,717,912

CASH AND CASH EQUIVALENTS
Beginning of year	5,907,204	2,189,292

End of year	$3,193,584	$5,907,204

See accompanying notes.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS  (CONTINUED)
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION
Cash paid for interest	$1,577,712	$1,069,253

SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Warrants issued in conjunction with convertible notes	$-	$2,732,826
Warrants issued in conjunction with long-term debt	$447,746	$223,873
Purchase of equipment financed by capital lease obligations	$1,388,256	$1,469,206
Preferred stock dividends and accretion	$5,877,111	$5,905,389

See accompanying notes.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 1 - Description of Business and Basis of Presentation

Description of Business - Accessline Holdings, Inc. and subsidiaries (the Company) is a hosted communications provider of inter-exchange (long-distance) services and, commencing in 2005, voice over internet (VoIP) services. The Company primarily serves business customers including Fortune 500 companies, medium and small sized businesses and telecommunications companies. Using the Company’s hosted enhanced features, customers are able to solve their communication needs by leveraging their existing communications systems avoiding additional capital expenditures. These enhanced features enable customers to add virtual extensions to their in-house PBX (private branch exchange) systems; integration of wire line or wireless phones with existing corporate networks and dial plans; advanced voicemail with access from both the phone and Web; conference calling; call attendant; call forwarding prioritization and screening; pager notification and PBX exchange hosting.

Principles of Consolidation - The consolidated financial statements include the accounts of Accessline Holdings, Inc. and its wholly owned subsidiaries. The only active subsidiary during 2006 and 2005 was Accessline Communications, Inc. All significant intercompany transactions have been eliminated.

Note 2 - Liquidity and Management’s Plan for Continued Existence

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. As shown in the accompanying financial statements, the Company incurred a $8,912,606 net loss for the year ended December 31, 2006, and as of that date had an accumulated deficit of $126,460,669. These factors could create an uncertainty about the Company’s ability to continue as a going concern.

Management’s plans for continued existence include a focus on improving earnings and operating cash flow. Based on preliminary unaudited 2007 operating results, the Company is working toward reducing operating losses. Management intends to match growth in expenses appropriate to growth in revenues so that profitability can be achieved and maintained.  In addition, management will seek to extend the long term debt principal repayment obligations which are currently scheduled to begin in September 2007.

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, or upon continuing to obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, through the sale of additional shares of stock, or from additional borrowings.

The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations and its ability to continue in existence. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 3 - Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of 90 days or less when purchased to be cash equivalents.

Accounts Receivable - Sales are made to approved customers on an open account basis, subject to established credit limits, and generally, no collateral is required. Accounts receivable are stated at the amount management expects to collect. The Company has recorded an allowance for doubtful accounts of $110,153 and $125,879 at December 31, 2006 and 2005, respectively. This allowance is based on management’s evaluation of outstanding accounts receivable at the end of each period.

Property and Equipment - Property and equipment are stated at cost and consist primarily of software and computer equipment, communications equipment, furniture and fixtures, and leasehold improvements, and are depreciated on a straight-line basis over their estimated useful lives of two to seven years, or, if applicable, the term of the related lease if shorter.

Internally Developed Software - The Company capitalizes payroll and related costs that are directly attributable to the design, coding, and testing of the Company’s software developed for internal use. The Company has capitalized $1,008,709 and $1,692,982 related to the development of internal use software in 2006 and 2005, respectively. Internally developed software costs, which are included in property and equipment, are amortized on a straight-line basis over a useful life of two years. Amortization of these costs was $1,762,668 and $1,713,050 for the years ended December 31, 2006 and 2005, respectively.

Valuation of Long-Lived Assets - The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, property and equipment and other assets. The carrying value of a long-lived asset is considered impaired when the undiscounted net cash flow from such asset is estimated to be less than its carrying value. Management does not believe that there were any long-lived assets subject to impairment at December 31, 2006 and 2005.

Restricted Cash - Restricted cash of $120,000 and $265,000 at December 31, 2006 and 2005, respectively, consists of certificates of deposit held as collateral in favor of certain creditors.

Preferred Stock - SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that a Company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets, and certain obligations that can be settled with shares of stock. SFAS No. 150 was effective for all mandatorily redeemable financial instruments with both a fixed redemption date and amount beginning in the year ended December 2005.  Accordingly outstanding shares of non-convertible Series A mandatorily redeemable preferred stock are included as a liability in the consolidated balance sheet.  Outstanding shares of Series B, Series C and Series D preferred stock are presented as mezzanine equity as their conversion features preclude them from classification as a liability under SFAS No. 150.

Revenue Recognition - Revenues principally consist of: (1) monthly fees from communication services, which include mobility services, PBX enhancements, single number services and unified messaging, voice messaging, and paging; (2) activation fees for new customers; and (3) fees from usage including conference calling and long distance. Monthly fees for communications services and usage are recognized when the service is provided. Commencing with the year ended December 31, 2006, the Company recognizes activation fee revenue at inception for new customers.  During 2005, activation fees were deferred and recognized over a 12-month period.

Research and Development Expense - Research and development costs are expensed as incurred.

Income Taxes - The Company records income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, under which deferred tax assets, including net operating losses, and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities. The Company provides a valuation allowance for deferred tax assets that cannot be currently recognized due to the Company’s losses and the uncertainty of future profitability.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 3 - Summary of Significant Accounting Policies  (Continued)

Stock-Based Compensation - The Company has a stock-based compensation plan, as described more fully in Note 10. Prior to January 1, 2006, the Company accounted for this plan using the intrinsic value method set forth in Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standard No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation. No stock-based employee compensation cost was recognized in the statement of operations for the year ended December 31, 2005, as all options granted under the plan at that date had an exercise price equal to the estimated fair value at the grant date. Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004) (SFAS No. 123(R)), Share-Based Payments, using the prospective transition method. Under this transition method, compensation expense recognized for the year ended December 31, 2006 includes only compensation expense for all share-based payments granted subsequent to January 1, 2006 based on the estimated fair value at the grant date in accordance with the provisions of SFAS No. 123(R). All share-based compensation granted prior to January 1, 2006 was previously valued using the minimum-value method and therefore is not included in the share-based compensation expense under the prospective method. For share-based compensation granted subsequent to January 1, 2006, compensation expense, based on the estimated fair value at the grant date, is recognized on a straight-line basis over the vesting period.

Advertising - The Company expenses advertising costs when incurred. Advertising expense during 2006 and 2005 was $1,038,590 and $1,118,406, respectively.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. At times, cash balances exceed federally insured limits. However, cash is held on deposit in major financial institutions and is considered subject to minimum credit risk.

At December 31, 2006 and 2005, one and two customers accounted for approximately 32% and 41% of accounts receivable, respectively. During 2006, one customer accounted for 20% of total revenue. During 2005, two customers accounted for 29% of total revenue.

Fair Values of Financial Instruments - The Company has financial instruments, such as cash and cash equivalents and accounts receivable. The carrying amounts of financial instruments approximate fair value because of the short-term maturity of these instruments.

Certain Significant Risks - The Company operates in a dynamic, high-technology industry and believes that any of the following could have a material effect on the Company’s future financial position or results of operations: changes in the overall demand for the Company’s services; changes in the technology underlying the Company’s services; increased competition; litigation against the Company based on intellectual property, securities, or other claims; compliance with regulatory requirements; availability of necessary components; and the Company’s ability to implement and improve its operational and financial systems and attract and retain employees necessary to support its operations.

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31:

			Estimated
	2006	2005	Useful Life
Communications equipment	$16,447,945	$11,486,664	2-5 years
Capitalized software
development costs	6,043,346	9,902,153	2 years
Software and computer equipment	2,892,947	6,747,301	3-5 years
Furniture and fixtures	315,505	733,474	5-7 years
Leasehold improvements	238,339	439,892	Life of lease
	25,938,082	29,309,484
Accumulated depreciation	(20,903,264)	(23,783,544)

	$5,034,818	$5,525,940

As of December 31, 2006 and 2005, property and equipment with a cost of $4,240,730 and $2,789,851, respectively, was financed through outstanding capital lease obligations. As of December 31, 2006 and 2005, accumulated amortization for these assets was $1,506,201 and $761,492, respectively.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 5 - Other Assets

Other assets consist of the following at December 31:

	2006	2005

Deferred legal fees	$-	$101,474
Deposits	162,100	124,535

	$162,100	$226,009

Note 6 - Stockholders’ Deficit

In March 2005, the articles of incorporation were amended to increase the number of authorized shares of common stock to 661,000,000 and increase the number of authorized shares of preferred stock to 520,500,000, of which 4,500,000 are designated as Series A preferred stock, 30,500,000 are designated as Series B preferred stock, 26,000,000 are designated as Series C preferred stock, 8,500,000 are designated as Series C-2 preferred stock, and 451,000,000 are designated as Series D preferred stock.

Note 7 - Preferred Stock

Mandatorily Redeemable Preferred Stock - The Company has issued four series of mandatorily redeemable preferred stock (Series A, Series B, Series C and Series D). Information related to these issuances is as follows as of December 31:

			Annual
		Par	Dividend	Shares Issued		Aggregate Liquidation Value
Series	Date	Value	(Per Share)	2006	2005	2006	2005
A	September 1998	$ 0.001	$ 0.0800	4,345,368	4,345,368	$ 7,178,750	$ 6,831,358
B	June 1999	$ 0.001	$ 0.0274	13,138,690	13,138,690	7,208,502	6,848,748
C	May and June 2000	$ 0.001	$ 0.1984	11,088,715	11,088,715	42,008,419	39,809,924
D	April 2002, January 2003, April 2005	$ 0.001	$ 0.0154	162,467,203	162,467,203	49,227,456	46,727,204
				191,039,976	191,039,976	$ 105,623,127	$ 100,217,234

During 2005, the Company issued 1,965 shares of Series D preferred stock to settle a portion of the outstanding convertible notes payable.

Conversion - Each share of Series B, Series C, Series C-2, and Series D preferred stock is convertible at the option of the holder into common stock at any time. The conversion of preferred stock is determined by dividing the original purchase price of $0.3425, $2.48, $0.15446 and $0.15446 for the Series B, Series C, Series C-2 and Series D preferred stock, respectively, by its then conversion price. The original conversion price will be adjusted for failure by the Company to make mandatory redemptions. Unpaid cumulative dividends will be paid in cash for converted shares. Under the terms of the Amended and Restated Certificate of Incorporation, the Series B, Series C, Series C-2 and Series D preferred stock shall be automatically converted into shares of common stock upon the closing of a public offering at a price per share of not less than $0.46338 per share and a net offering price to the Company of not less than $30,000,000. Series A preferred stock does not include conversion features.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 7 - Preferred Stock  (Continued)

Dividends - Series A, Series B, Series C, Series C-2 and Series D preferred stock accrue cumulative dividends from their date of issuance at the rate of $0.08 per share per annum for Series A, $0.0274 per share per annum for Series B, $0.1984 per share per annum for Series C, $0.0274 per share per annum for Series C-2 and $0.0154 per share per annum for Series D. Holders of Series D preferred stock shall be entitled to receive dividends in preference to the payment of any dividend on any other Series of preferred stock or common stock. Holders of Series B, Series C and Series C-2 preferred stock shall be entitled to receive dividends in preference to the payment of any dividend on Series A preferred stock or common stock.

Redemption - Series D preferred stock is to be redeemed at a $0.15446 price per share plus all accrued and unpaid dividends on June 23, 2008.

Subject to the prior redemption of all of the Series D preferred stock, the Series B, Series C and Series C-2 preferred stock is to be redeemed at a price per share equal to $0.3425, $2.48 and $0.15446, respectively, plus all accrued and unpaid dividends pursuant to the following schedule:

% of Outstanding
Date of Redemption	Shares to Be Redeemed
June 23, 2008	33-1/3%
June 23, 2009	50%
June 23, 2010	100%

            Series A preferred stock shall be redeemed on October 21, 2010, at the price of $1 per share, plus accrued and unpaid dividends, subject to the prior redemption of all Series B, Series C, Series C-2 and Series D preferred stock.

Should the Company fail to redeem the Series B, Series C, Series C-2 and Series D preferred stock, a liquidation event shall have been deemed to occur unless waived. If waived, the holders of shares otherwise to be redeemed shall share ratably in any funds legally available for redemption of such shares, and the remaining shares will be outstanding and entitled to all rights until additional money is available and then shares will be redeemed on a prorated basis.

The difference between the initial carrying value at issuance and the redemption price for Series A, Series B, Series C and Series D preferred stock is accreted each period using the straight-line method, which approximates the amount determined using the effective interest rate method.

Liquidation - In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series D preferred stock will be entitled to be paid out of the assets of the Company available for distribution in preference to other classes of preferred stock and common stock in such amounts that entitle the holder to $0.23169 per share, plus all unpaid cumulative dividends. After full payment to the holders of the Series D preferred stock, the holders of the Series B, Series C and Series C-2 preferred stock will be entitled to be paid out of the assets of the Company available for distribution in preference to Series A and common stock in such amounts that entitle the holder to the greater of $0.3425, $2.48 and $0.30892 per share, respectively, plus all unpaid cumulative dividends or an amount that would have been received had the Series B, Series C and Series C-2 preferred stock been converted to common stock prior to liquidation. Series A preferred stockholders would then receive $1 per share, plus all unpaid cumulative dividends. After payment to the Series A preferred stockholders, if any assets remain available for distribution, the Series D preferred stockholders and the common stockholders are entitled to payment on a pro-rata basis.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 7 - Preferred Stock  (Continued)

Voting - Holders of Series A preferred stock do not have voting privileges. Each share of Series B, Series C, Series C-2 and Series D preferred stock have voting rights and powers equivalent to each full share of common stock into which shares of preferred stock would be convertible on the record date for the vote.

Preferred Stock Warrants - As of December 31, 2006, the Company has the following warrants to purchase stock outstanding:

					Estimated
			Number	Exercise	Fair Value
Class	Series	Date	of Shares	Price	at Issuance	Expiration
Preferred	D	3/3/2003	19,422,503	$0.15446	$1,967,803	3/4/2008
Preferred	D	12/19/2003	4,974,978	$0.15446	$505,538	12/20/2008
Preferred	D	5/7/2004	3,315,420	$0.15446	$339,935	5/8/2009
Preferred	D	7/7/2004	3,363,102	$0.15446	$345,389	7/8/2009
Preferred	D	9/17/2004	3,496,051	$0.15446	$402,971	9/18/2011
Preferred	D	3/18/2005	98,483,757	$0.15446	$2,732,826	3/19/2010
Preferred	D	9/15/2005	1,942,250	$0.15446	$223,873	9/16/2012
Preferred	D	7/28/2006	3,884,501	$0.15446	$447,746	7/29/2013

Note 8 - Borrowing Arrangements

Orix Venture Finance, LLC Financing - During September 2004, the Company executed a $6,000,000 term debt arrangement with Orix Venture Finance, LLC. This agreement requires monthly interest only payments through October 2006, with interest charged at Prime + 3% or 8%, whichever is greater. Commencing October 2006, principal is due in 30 monthly installments of $200,000, plus accrued interest. The agreement is subject to certain financial covenants and is collateralized by substantially all assets of the Company.

During September 2004, the Company issued warrants in conjunction with this financing arrangement. The warrants were for the purchase of up to 3,496,051 shares of Series D preferred stock at an exercise price of $0.15446 per share. These warrants are exercisable immediately upon grant and expire in September 2011. The warrants automatically convert into common stock warrants upon an initial public offering. In accordance with SFAS No. 123, the fair value of the warrants is estimated on the grant date using a pricing model assuming the following assumptions: risk-free interest rate of 3.725%, volatility of 80%, dividends of $-0-, and an expected life of seven years. The value of these warrants, $402,971, is recognized as interest expense over the term of the agreement. The unamortized balance of the warrants has been reflected as a discount against the long-term debt as of December 31, 2005.

During September 2005, the Company issued additional warrants in conjunction with this financing arrangement. The warrants were for the purchase of up to 1,942,250 shares of Series D preferred stock at an exercise price of $0.15446 per share. These warrants are exercisable immediately upon grant and expire in September 2012. The warrants automatically convert into common stock warrants upon an initial public offering. In accordance with SFAS No. 123, the fair value of the warrants is estimated on the grant date using a pricing model assuming the following assumptions: risk-free interest rate of 3.725%, volatility of 80%, dividends of $-0-, and an expected life of seven years. The value of these warrants, $223,873, is recognized as interest expense over the term of the agreement. The unamortized balance of the warrants has been reflected as a discount against the long-term debt as of December 31, 2005.

As discussed below, during July 2006 the Orix Venture Finance LLC long term debt was refinanced in full by RAM Opportunity Fund I, LLC. Upon execution of the refinance, all deferred loan fees and unamortized warrant value were fully expensed.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 8 - Borrowing Arrangements  (Continued)

RAM Opportunity Fund I, LLC Financing - During July 2006, the Company executed an $8,000,000 term debt arrangement with RAM Opportunity Fund I, LLC. Approximately $6,115,000 of this financing was used to repay the Company’s note payable to Orix Venture Finance, LLC, and to remove that bank’s security interest in the Company. This agreement requires monthly interest only payments through August 2007, with interest charged at 12.13%. Commencing September 2007, principal and interest are due in 30 monthly installments of $310,476. The agreement is collateralized by substantially all assets of the Company.

During July 2006, the Company issued warrants in conjunction with this financing arrangement. The warrants were for the purchase of up to 3,884,501 shares of Series D preferred stock at an exercise price of $0.15446 per share. These warrants are exercisable immediately upon grant and expire in July 2013. The warrants automatically convert into common stock warrants upon an initial public offering. In accordance with SFAS No. 123(R), the fair value of the warrants is estimated on the grant date using a pricing model assuming the following assumptions: risk-free interest rate of 3.725%, volatility of 80%, dividends of $-0-, and an expected life of seven years. The value of these warrants, $447,746, is recognized as interest expense over the term of the agreement. The unamortized balance of the warrants has been reflected as a discount against the long-term debt as of December 31, 2006.

The agreement also contains a Success Fee Agreement. The Success Fee Agreement stipulates that with the occurrence of a “Change in Control” event, as defined in the agreement, the Company is to pay RAM Opportunity Fund I, LLC a one time contingent fee of $1,000,000.

Maturities of principal under this agreement are as follows for the years ending December 31:

2007	$932,456
2008	3,033,385
2009	3,422,497
2010	611,662
$8,000,000

In December 2006, RAM Opportunity Fund I, LLC transferred all its rights and interests in the financing agreement to BlueCrest Venture Finance Master Fund Limited.

Convertible Notes Payable and Warrants - During 2003, the Company authorized $8,000,000 in convertible notes payable with interest at 8%, of which $6,280,725 were sold to a number of the Company’s major investors. During 2004, the Company sold the remaining $1,719,275 of authorized notes.

During March 2005, the Company rolled the previously $8,000,000 in outstanding convertible notes payable into a new agreement. During this transaction, holders of $169,534 of previously outstanding convertible notes payable elected to receive a cash settlement of their notes payable, rather then roll their notes payable into the new agreement. As part of the new agreement, the Company authorized $9,000,000 in additional convertible notes payable with simple interest at 8%, all of which were sold to its major investors. Unless the notes are previously converted to Series D preferred stock at the option of the note holders, all principal and accrued interest on the notes shall automatically convert into shares of Series D preferred stock on December 31, 2006 at a conversion price of $0.15446 per share. During August 2006, the maturity date of the convertible notes payable was extended to December 31, 2007.

The outstanding convertible notes payable are subordinated to the RAM Opportunity Fund I, LLC financing. In addition, in the event of a liquidation event prior to the maturity date, the convertible note holders shall receive in cancellation and repayment of the notes all outstanding principal and accrued interest together with an amount equal to 75% of the outstanding principal amount of the convertible notes payable.

As of December 31, 2006 and 2005, a total of 129,559,760 of Series D preferred stock warrants have been issued in conjunction with the convertible notes payable financing. The value of these warrants has been recognized as interest expense over the original term of the notes. The remaining warrant balance as of December 31, 2005 is reflected as a discount against convertible notes payable. As of December 31, 2006, the entire value of the warrants has been amortized to interest expense, accordingly there is no discount recorded.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 9 - Income Taxes

The tax effects of temporary differences and net operating loss carryforwards that gave rise to the Company’s deferred tax assets and liabilities at December 31 are as follows:

	2006	2005
Nondeductible reserves, accruals, and deferrals	$282,779	$124,024
Federal and state net operating loss carryforwards	51,651,634	48,728,167
Federal tax credit carryforwards	505,246	505,246
Deferred tax assets	52,439,659	49,357,437
Less valuation allowance	(52,439,659)	(49,357,437)
	$-	$-

At December 31, 2006, the Company has U.S. net operating loss carryforwards of approximately $146,850,000 and tax credit carryforwards of $505,246, which expire in varying amounts during the years 2007 through 2026. The future utilization of net operating loss carryforwards may be limited due to changes in ownership. Due to the uncertainty of future taxable income as of December 31, 2006 and 2005, a valuation allowance for the full amount of the deferred tax asset has been recorded.

A reconciliation of net loss at the federal statutory rate to actual tax expense at December 31 is as follows:

	2006	2005
Federal tax at statutory rate	(35.0%)	(35.0%)
Change in valuation allowance	35.0	35.0
	-%	-%

Note 10 - Stock-Based Compensation

Stock Option Plan - In May 1999, the Company adopted a stock option plan (the Plan) which provides for the issuance of incentive and nonqualified common stock options to employees and directors of the Company. As of December 31, 2006 and 2005, the Board of Directors has reserved 94,200,000 shares of common stock to be issued in conjunction with the Plan.

Stock options are granted at exercise prices and vesting schedules determined by the Board of Directors. All options granted to employees have been approved by the Board of Directors, generally with four-year vesting schedules and options exercisable 25% each year on the anniversary of the grant. Stock options expire ten years after the date of grant.

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 10 - Stock-Based Compensation  (Continued)

The Plan provides for accelerated exercise of options prior to vesting for its officers, Board of Directors, and Advisory Board members. The Company has the right to repurchase unvested shares.

The following summary sets forth the activity under the plan for the years ended December 31, 2006 and 2005:

		Weighted
		Average
	Number	Exercise	Options
	of Shares	Price	Exercisable

Balance, December 31, 2004	52,874,482	$0.02	18,503,579
Options granted	33,606,274	$0.02
Options exercised	(34,154)	$0.02
Options forfeited	(5,358,745)	$0.02

Balance, December 31, 2005	81,087,857	$0.02	31,356,686
Options granted	4,025,000	$0.02
Options exercised	(37,485)	$0.02
Options forfeited	(3,638,962)	$0.02

Balance, December 31, 2006	81,436,410	$0.02	53,706,980

The following table summarizes information about stock options outstanding and exercisable at December 31, 2006:

		Weighted
		Average
		Remaining
Exercise	Number	Contractual	Options
Price	Outstanding	Life (In Years)	Exercisable

$0.02	79,093,835	7.33	51,364,405
$0.04	1,425,736	2.57	1,425,736
$0.05	5,950	4.91	5,950
$0.15	671,809	2.07	671,809
$0.25	170,618	3.23	170,618
$0.83	68,462	4.06	68,462

	81,436,410		53,706,980

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 10 - Stock-Based Compensation  (Continued)

The Company estimates the value of its stock options using the calculated value on the grant date, based on the Black-Scholes option pricing model. In determining the estimated fair value of stock options granted, the following key assumptions were used during the years ended December 31:

	2006	2005
Expected dividend yield	0%	0%
Expected volatility	65%	0%
Risk-free interest rate	4.75%	4%
Expected life	7 years	10 years

The Company has not declared any dividends and does not expect to do so in the near future. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in US Treasury securities for maturities with an approximately equivalent term. The expected volatility for options issued subsequent to January 1, 2006 was based on the annualized historical volatility for comparable companies within the Company’s industry. Stock options issued to employees prior to January 1, 2006, were valued using the minimum-value method with a volatility measurement of 0.0%. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding and was determined using the short-cut method as defined by SFAS No. 123(R).

Note 11 - Commitments and Contingencies

Lease Commitments - The Company has noncancelable operating and capital leases for corporate facilities and equipment. The leases expire through November 2011 and include certain renewal options. Rent expense under the operating leases totaled $727,488 and $697,273 for the years ended December 31, 2006 and 2005, respectively. Rent expense is provided on a straight-line basis, with any resulting deferral being included in long-term obligations in the consolidated balance sheets.

Future minimum rental payments required under noncancelable operating and capital leases are as follows for the years ending December 31:

	Operating	Capital
	Leases	Leases

2007	$993,300	$1,293,295
2008	-	773,804
2009	-	447,351
2010	-	132,497
2011	-	46,730

Total minimum lease payments	$993,300	2,693,677
Less amount representing interest		443,686
Present value of minimum lease payments		2,249,991
Less current portion		1,047,047

		$1,202,944

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Note 11 - Commitments and Contingencies  (Continued)

AudioFAX Settlement - During 2003, the Company received a letter from Intellectual Property Asset Corporate (IPAC), an intellectual property management company, regarding patents issued to their client, AudioFAX, suggesting that a license may be appropriate. The AudioFAX patents relate primarily to fax services. The Company and IPAC negotiated a one-time fully paid license for $1,025,000, which was finalized and executed in September 2004. The present value of the settlement payments of $400,000 and $679,112 is included in other accrued liabilities as of December 31, 2006 and 2005, respectively. The final accrued payment of $400,000 is payable in the first reporting period in which the Company achieves $30,000,000 in revenue.

Incentive Plan - The Company has entered into an incentive plan agreement with key members of management. Under the terms of the Plan, upon the occurrence of a qualifying change in control as defined in the Plan agreement, select members of senior management may be entitled to compensation based on a percentage of the acquisition price. The Company has not recognized any expense for this Plan during the years ended December 31, 2006 and 2005.

Legal Contingency - The Company is party to several legal claims encountered in the normal course of business. Management evaluates all such notices and believes such claims will not have a material adverse effect on the Company’s financial position and results of operations.

Note 12 - Savings Plan

A salary deferral 401(k) savings plan (the savings plan) was put into place in January 1994. All employees are eligible to participate in the savings plan after six months of employment. The savings plan does not provide for employer contributions.

ACCESSLINE HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2007

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,120,312
Accounts receivable, net	1,518,073
Other receivables	4,800
Prepaid expenses and deposits	309,897
Total current assets	2,953,082

PROPERTY AND EQUIPMENT, net	5,180,564

RESTRICTED CASH	120,000

DEPOSITS	195,172

Total assets	$8,448,818

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,777,777
Accrued wages, benefits, and taxes	949,310
Other accrued liabilities	1,111,732
Current portion of long-term debt, net of discount (Note 7)	2,278,447
Current portion of capital lease obligations	1,110,402
Total current liabilities	7,227,668

CONVERTIBLE NOTES PAYABLE, net of discount (Note 7)	22,499,479

CAPITAL LEASE OBLIGATIONS, net of current portion	1,637,508

LONG-TERM DEBT, net of discount (Note 7)	5,388,346

MANDATORILY REDEEMABLE PREFERRED STOCK, SERIES A	6,801,758

Total liabilities	43,554,759

COMMITMENTS AND CONTINGENCIES (Note 10)

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
Series B, $.001 par value - 30,500,000 shares authorized; 13,138,690 shares
outstanding (aggregate liquidation value of $7,388,379)	7,308,430

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
Series C, $.001 par value - 26,000,000 shares authorized; 11,088,715 shares
outstanding (aggregate liquidation value of $43,107,666)	42,665,159

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
Series D, $.001 par value - 451,000,000 shares authorized; 162,467,203 shares
outstanding (aggregate liquidation value of $50,477,582)	37,897,428

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value - Authorized, 661,000,000 shares;
58,176,918 shares issued and outstanding	58,177
Additional paid-in capital	6,915,736
Accumulated deficit	(129,950,871)
Total stockholders’ deficit	(122,976,958)

Total liabilities, preferred stock and stockholders’ deficit	$8,448,818

See accompanying notes.

1

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007

REVENUE	$12,531,424

OPERATING EXPENSES
Network costs	5,533,277
Sales and marketing	2,261,206
General and administrative	2,200,973
Research, development and engineering	3,133,037
Depreciation and amortization	1,401,889
Total operating expenses	14,530,382

OPERATING LOSS	(1,998,958)

OTHER INCOME (EXPENSE)
Interest income	36,178
Interest expense	(1,527,422)

NET LOSS	(3,490,202)

MANDATORILY REDEEMABLE PREFERRED STOCK
DIVIDENDS AND ACCRETION	(2,938,557)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(6,428,759)

See accompanying notes.

2

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
SIX MONTHS ENDED JUNE 30, 2007

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
BALANCE, December 31, 2006	58,176,918	$58,177	$9,854,293	$(126,460,669)	$(116,548,199)

Mandatorily redeemable preferred stock accretion	-	-	(235,611)	-	(235,611)

Mandatorily redeemable preferred stock dividends	-	-	(2,702,946)	-	(2,702,946)

Net loss	-	-	-	(3,490,202)	(3,490,202)

BALANCE, June 30, 2007	58,176,918	$58,177	$6,915,736	$(129,950,871)	$(122,976,958)

See accompanying notes.

3

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2007

OPERATING ACTIVITIES
Net loss	$(3,490,202)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,401,335
Noncash interest expense	905,383
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable, net	(15,872)
Other receivables	(4,067)
Prepaid expenses and deposits	31,019
Deposits	(33,072)
Accounts payable	399,366
Accrued wages, benefits, and taxes	(110,658)
Other accrued liabilities	(107,342)
(1,024,110)
INVESTING ACTIVITIES
Capitalized software development costs	(347,460)
Purchase of property and equipment	(27,677)
(375,137)
FINANCING ACTIVITIES
Principal payment on capital lease obligations	(674,025)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,073,272)

CASH AND CASH EQUIVALENTS
Beginning of period	3,193,584

End of period	$1,120,312

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$622,039

SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Purchase of equipment financed by capital lease obligations	$1,171,944
Preferred stock dividends and accretion	$2,938,557

See accompanying notes.

4

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 1 - Description of Business and Basis of Presentation

Description of Business - Accessline Holdings, Inc. and subsidiaries (the Company) is a hosted communications provider of inter-exchange (long-distance) services and voice over internet (VoIP) services. The Company primarily serves business customers including Fortune 500 companies, medium and small sized businesses and telecommunications companies. Using the Company’s hosted enhanced features, customers are able to solve their communication needs by leveraging their existing communications systems avoiding additional capital expenditures. These enhanced features enable customers to add virtual extensions to their in-house PBX (private branch exchange) systems; integration of wire line or wireless phones with existing corporate networks and dial plans; advanced voicemail with access from both the phone and Web; conference calling; call attendant; call forwarding prioritization and screening; pager notification and PBX exchange hosting.

Principles of Consolidation - The consolidated financial statements include the accounts of Accessline Holdings, Inc. and its wholly owned subsidiaries. The only active subsidiary during 2007 was Accessline Communications, Inc. All significant intercompany transactions have been eliminated.

Note 2 - Liquidity and Subsequent Events

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. As shown in the accompanying financial statements, the Company incurred a $3,490,202 net loss for the six months ended June 30, 2007, and as of that date had an accumulated deficit of $129,950,871. These factors could create an uncertainty about the Company’s ability to continue as a going concern.

Management’s plans for continued existence include a focus on improving earnings and operating cash flow. Management intends to match growth in expenses appropriate to growth in revenues so that profitability can be achieved and maintained. In addition, management is actively seeking additional sources of debt or equity financing, including the possible sale of the Company.

On September 1, 2007, the Company entered into a merger agreement with Telanetix, Inc. (Telanetix), which closed on September 14, 2007. Under the terms of the Agreement, the Company merged into a wholly-owned subsidiary of Telanetix.  In conjunction with the merger, all outstanding equity securities of the Company, including common stock options and Series D preferred stock warrants, were cancelled.

The total purchase price paid at closing by Telanetix was $25,918,382, of which $11,735,948 was paid in cash and $14,182,434 was paid in the form of Telanetix common stock. The value of the Telanetix common stock in connection with the merger is based upon a per share value of $3.60, which is the volume weighted average closing price per share for the ten trading days through August 29, 2007. The proceeds received at closing were allocated as follows:

Cash payment to BlueCrest to settle term debt
and change in control fee	$8,962,453
Cash payment to investment bank for transaction fees	906,472
Cash payment to creditor	1,100,000
Cash and stock payments due under management
incentive plan ($767,023 in cash)	1,772,804
Stock payment as settlement of AudioFAX liability	550,000
Stock payments to convertible notes payable holders	12,626,653

$25,918,382

In addition, the agreement provides for a $9,000,000 earn-out that is payable in Telanetix common stock. The earn-out will be paid in the form of 2,500,000 shares of Telanetix common stock, based on the $3.60 per share valuation noted above. The earn-out is payable 50% to select management of the Company who remain with the surviving entity and 50% to the convertible notes payable holders. The earn-out is broken into four equal installments based on the Company’s performance goals for the six-months ending December 31, 2007, June 30, 2008, December 31, 2008 and June 30, 2009. The earn-out is computed based on certain revenue and gross profit goals.

5

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 3 - Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of 90 days or less when purchased to be cash equivalents.

Accounts Receivable - Sales are made to approved customers on an open account basis, subject to established credit limits, and generally, no collateral is required. Accounts receivable are stated at the amount management expects to collect. The Company has recorded an allowance for doubtful accounts of $105,739 at June 30, 2007. This allowance is based on management’s evaluation of outstanding accounts receivable at the end of each period.

Property and Equipment - Property and equipment are stated at cost and consist primarily of software and computer equipment, communications equipment, furniture and fixtures, and leasehold improvements, and are depreciated on a straight-line basis over their estimated useful lives of two to seven years, or, if applicable, the term of the related lease if shorter.

Internally Developed Software - The Company capitalizes payroll and related costs that are directly attributable to the design, coding, and testing of the Company’s software developed for internal use. The Company has capitalized $347,460 related to the development of internal use software during the six months ended June 30, 2007. Internally developed software costs, which are included in property and equipment, are amortized on a straight-line basis over a useful life of two years. Amortization of these costs was $614,021 for the six months ended June 30, 2007.

Valuation of Long-Lived Assets - The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, property and equipment and other assets. The carrying value of a long-lived asset is considered impaired when the undiscounted net cash flow from such asset is estimated to be less than its carrying value. Management does not believe that there were any long-lived assets subject to impairment at June 30, 2007.

Restricted Cash - Restricted cash of $120,000 at June 30, 2007 consists of certificates of deposit held as collateral in favor of certain creditors.

Preferred Stock - SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that a Company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets, and certain obligations that can be settled with shares of stock. Accordingly, outstanding shares of non-convertible Series A mandatorily redeemable preferred stock are included as a liability in the consolidated balance sheet. Outstanding shares of Series B, Series C and Series D preferred stock are presented as mezzanine equity as their conversion features preclude them from classification as a liability under SFAS No. 150.

6

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 3 - Summary of Significant Accounting Policies  (Continued)

Revenue Recognition - Revenues principally consist of: (1) monthly fees from communication services, which include mobility services, PBX enhancements, single number services and unified messaging, voice messaging, and paging; (2) activation fees for new customers; and (3) fees from usage including conference calling and long distance. Monthly fees for communications services and usage are recognized when the service is provided. The Company recognizes activation fee revenue at inception for new customers.

Research and Development Expense - Research and development costs are expensed as incurred.

Income Taxes - The Company records income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, under which deferred tax assets, including net operating losses, and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities. The Company provides a valuation allowance for deferred tax assets that cannot be currently recognized due to the Company’s losses and the uncertainty of future profitability.

Stock-Based Compensation - The Company has a stock-based compensation plan, as described more fully in Note 9. Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004) (SFAS No. 123(R)), Share-Based Payments, using the prospective transition method. Under this transition method, compensation expense recognized for the six months ended June 30, 2007 includes only compensation expense for all share-based payments granted subsequent to January 1, 2006 based on the estimated fair value at the grant date in accordance with the provisions of SFAS No. 123(R). All share-based compensation granted prior to January 1, 2006 was previously valued using the minimum-value method and therefore is not included in the share-based compensation expense under the prospective method. For share-based compensation granted subsequent to January 1, 2006, compensation expense, based on the estimated fair value at the grant date, is recognized on a straight-line basis over the vesting period.

Advertising - The Company expenses advertising costs when incurred. Advertising expense during the six months ended June 30 2007 was $479,643.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. At times, cash balances exceed federally insured limits. However, cash is held on deposit in major financial institutions and is considered subject to minimum credit risk.

At June 30, 2007, two customers accounted for approximately 47% of accounts receivable. During the six months ended June 30, 2007, one customer accounted for 19% of total revenue.

Fair Values of Financial Instruments - The Company has financial instruments, such as cash and cash equivalents and accounts receivable. The carrying amounts of financial instruments approximate fair value because of the short-term maturity of these instruments.

Certain Significant Risks - The Company operates in a dynamic, high-technology industry and believes that any of the following could have a material effect on the Company’s future financial position or results of operations: changes in the overall demand for the Company’s services; changes in the technology underlying the Company’s services; increased competition; litigation against the Company based on intellectual property, securities, or other claims; compliance with regulatory requirements; availability of necessary components; and the Company’s ability to implement and improve its operational and financial systems and attract and retain employees necessary to support its operations.

7

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 4 - Property and Equipment

Property and equipment consists of the following at June 30, 2007:

		Estimated
	Amount	Useful Life

Communications equipment	$17,634,049	2-5 years
Capitalized software development costs	6,390,806	2 years
Software and computer equipment	2,906,464	3-5 years
Furniture and fixtures	315,505	5-7 years
Leasehold improvements	238,339	Life of lease
	27,485,163
Accumulated depreciation and amortization	(22,304,599)

	$5,180,564

As of June 30, 2007, property and equipment with a cost of $5,221,787 was financed through capital lease obligations. As of June 30, 2007, accumulated amortization for these assets was $1,775,375.

Note 5 - Stockholders’ Deficit

In March 2005, the articles of incorporation were amended to increase the number of authorized shares of common stock to 661,000,000 and increase the number of authorized shares of preferred stock to 520,500,000, of which 4,500,000 are designated as Series A preferred stock, 30,500,000 are designated as Series B preferred stock, 26,000,000 are designated as Series C preferred stock, 8,500,000 are designated as Series C-2 preferred stock, and 451,000,000 are designated as Series D preferred stock.

8

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 6 - Preferred Stock

Mandatorily Redeemable Preferred Stock - The Company has issued four series of mandatorily redeemable preferred stock (Series A, Series B, Series C and Series D). Information related to these issuances is as follows as of June 30, 2007:

			Annual		Aggregate
		Par	Dividend	Shares	Liquidation
Series	Date	Value	(Per Share)	Issued	Value

A	September 1998	$0.001	$0.0800	4,345,368	$7,352,446
B	June 1999	$0.001	$0.0274	13,138,690	7,388,379
C	May and June 2000	$0.001	$0.1984	11,088,715	43,107,666
D	April 2002, January 2003, April 2005	$0.001	$0.0154	162,467,203	50,477,582

				191,039,976	$108,326,073

Conversion - Each share of Series B, Series C, Series C-2, and Series D preferred stock is convertible at the option of the holder into common stock at any time. The conversion of preferred stock is determined by dividing the original purchase price of $0.3425, $2.48, $0.15446 and $0.15446 for the Series B, Series C, Series C-2 and Series D preferred stock, respectively, by its then conversion price. The original conversion price will be adjusted for failure by the Company to make mandatory redemptions. Unpaid cumulative dividends will be paid in cash for converted shares. Under the terms of the Amended and Restated Certificate of Incorporation, the Series B, Series C, Series C-2 and Series D preferred stock shall be automatically converted into shares of common stock upon the closing of a public offering at a price per share of not less than $0.46338 per share and a net offering price to the Company of not less than $30,000,000. Series A preferred stock does not include conversion features.

Dividends - Series A, Series B, Series C, Series C-2 and Series D preferred stock accrue cumulative dividends from their date of issuance at the rate of $0.08 per share per annum for Series A, $0.0274 per share per annum for Series B, $0.1984 per share per annum for Series C, $0.0274 per share per annum for Series C-2 and $0.0154 per share per annum for Series D. Holders of Series D preferred stock shall be entitled to receive dividends in preference to the payment of any dividend on any other Series of preferred stock or common stock. Holders of Series B, Series C and Series C-2 preferred stock shall be entitled to receive dividends in preference to the payment of any dividend on Series A preferred stock or common stock.

Redemption - Series D preferred stock is to be redeemed at a $0.15446 price per share plus all accrued and unpaid dividends on June 23, 2008.

Subject to the prior redemption of all of the Series D preferred stock, the Series B, Series C and Series C-2 preferred stock is to be redeemed at a price per share equal to $0.3425, $2.48 and $0.15446, respectively, plus all accrued and unpaid dividends pursuant to the following schedule:

% of Outstanding
Date of Redemption	Shares to Be Redeemed

June 23, 2008	33-1/3%
June 23, 2009	50%
June 23, 2010	100%

Series A preferred stock shall be redeemed on October 21, 2010, at the price of $1 per share, plus accrued and unpaid dividends, subject to the prior redemption of all Series B, Series C, Series C-2 and Series D preferred stock.

Should the Company fail to redeem the Series B, Series C, Series C-2 and Series D preferred stock, a liquidation event shall have been deemed to occur unless waived. If waived, the holders of shares otherwise to be redeemed shall share ratably in any funds legally available for redemption of such shares, and the remaining shares will be outstanding and entitled to all rights until additional money is available and then shares will be redeemed on a prorated basis.

The difference between the initial carrying value at issuance and the redemption price for Series A, Series B, Series C and Series D preferred stock is accreted each period using the straight-line method, which approximates the amount determined using the effective interest rate method.

9

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 6 - Preferred Stock  (Continued)

Liquidation - In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series D preferred stock will be entitled to be paid out of the assets of the Company available for distribution in preference to other classes of preferred stock and common stock in such amounts that entitle the holder to $0.23169 per share, plus all unpaid cumulative dividends. After full payment to the holders of the Series D preferred stock, the holders of the Series B, Series C and Series C-2 preferred stock will be entitled to be paid out of the assets of the Company available for distribution in preference to Series A and common stock in such amounts that entitle the holder to the greater of $0.3425, $2.48 and $0.30892 per share, respectively, plus all unpaid cumulative dividends or an amount that would have been received had the Series B, Series C and Series C-2 preferred stock been converted to common stock prior to liquidation. Series A preferred stockholders would then receive $1 per share, plus all unpaid cumulative dividends. After payment to the Series A preferred stockholders, if any assets remain available for distribution, the Series D preferred stockholders and the common stockholders are entitled to payment on a pro-rata basis.

Voting - Holders of Series A preferred stock do not have voting privileges. Each share of Series B, Series C, Series C-2 and Series D preferred stock have voting rights and powers equivalent to each full share of common stock into which shares of preferred stock would be convertible on the record date for the vote.

Preferred Stock Warrants - As of June 30, 2007, the Company has the following warrants to purchase stock outstanding:

					Estimated
			Number	Exercise	Fair Value
Class	Series	Date	of Shares	Price	at Issuance	Expiration

Preferred	D	3/3/2003	19,422,503	$ 0.15446	$ 1,967,803	3/4/2008
Preferred	D	12/19/2003	4,974,978	$ 0.15446	$ 505,538	12/20/2008
Preferred	D	5/7/2004	3,315,420	$ 0.15446	$ 339,935	5/8/2009
Preferred	D	7/7/2004	3,363,102	$ 0.15446	$ 345,389	7/8/2009
Preferred	D	9/17/2004	3,496,051	$ 0.15446	$ 402,971	9/18/2011
Preferred	D	3/18/2005	98,483,757	$ 0.15446	$ 2,732,826	3/19/2010
Preferred	D	9/15/2005	1,942,250	$ 0.15446	$ 223,873	9/16/2012
Preferred	D	7/28/2006	3,884,501	$ 0.15446	$ 447,746	7/29/2013

10

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 7 - Borrowing Arrangements

BlueCrest Venture Finance Master Fund Limited Financing - During July 2006, the Company executed an $8,000,000 term debt arrangement with RAM Opportunity Fund I, LLC. Approximately $6,115,000 of this financing was used to repay the Company’s note payable to Orix Venture Finance, LLC, and to remove that bank’s security interest in the Company. This agreement requires monthly interest only payments through August 2007, with interest charged at 12.13%. Commencing September 2007, principal and interest are due in 30 monthly installments of $310,476. The agreement is collateralized by substantially all assets of the Company. In December 2006, RAM Opportunity Fund I, LLC transferred all its rights and interests in the financing agreement to BlueCrest Venture Finance Master Fund Limited (BlueCrest).

During July 2006, the Company issued warrants in conjunction with this financing arrangement. The warrants were for the purchase of up to 3,884,501 shares of Series D preferred stock at an exercise price of $0.15446 per share. These warrants are exercisable immediately upon grant and expire in July 2013. The warrants automatically convert into common stock warrants upon an initial public offering. In accordance with SFAS No. 123(R), the fair value of the warrants is estimated on the grant date using a pricing model assuming the following assumptions: risk-free interest rate of 3.725%, volatility of 80%, dividends of $-0-, and an expected life of seven years. The value of these warrants, $447,746, is recognized as interest expense over the term of the agreement. The unamortized balance of the warrants has been reflected as a discount against the long-term debt as of June 30, 2007.

The agreement also contains a Success Fee Agreement. The Success Fee Agreement stipulates that with the occurrence of a “Change in Control” event, as defined in the agreement, the Company is to pay BlueCrest a one time contingent fee of $1,000,000.

Maturities of principal under this agreement are as follows for the years ending December 31:

Six months ending December 31, 2007	$932,456
2008	3,033,385
2009	3,422,497
2010	611,662

$8,000,000

Convertible Notes Payable and Warrants - During 2003, the Company authorized $8,000,000 in convertible notes payable with interest at 8%, of which $6,280,725 were sold to a number of the Company’s major investors. During 2004, the Company sold the remaining $1,719,275 of authorized notes.

During March 2005, the Company rolled the previously $8,000,000 in outstanding convertible notes payable into a new agreement. During this transaction, holders of $169,534 of previously outstanding convertible notes payable elected to receive a cash settlement of their notes payable, rather then roll their notes payable into the new agreement. As part of the new agreement, the Company authorized $9,000,000 in additional convertible notes payable with simple interest at 8%, all of which were sold to its major investors. Unless the notes are previously converted to Series D preferred stock at the option of the note holders, all principal and accrued interest on the notes shall automatically convert into shares of Series D preferred stock on December 31, 2006 at a conversion price of $0.15446 per share. During August 2006, the maturity date of the convertible notes payable was extended to December 31, 2007.

The outstanding convertible notes payable are subordinated to the BlueCrest financing. In addition, in the event of a liquidation event prior to the maturity date, the convertible note holders shall receive in cancellation and repayment of the notes all outstanding principal and accrued interest together with an amount equal to 75% of the outstanding principal amount of the convertible notes payable.

As of June 30, 2007, a total of 129,559,760 of Series D preferred stock warrants have been issued in conjunction with the convertible notes payable financing. The value of these warrants has been recognized as interest expense over the original term of the notes. As of June 30, 2007, the entire value of the warrants has been amortized to interest expense, accordingly there is no discount recorded.

11

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 8 - Income Taxes

The tax effects of temporary differences and net operating loss carryforwards that gave rise to the Company’s deferred tax assets and liabilities at June 30, 2007 are as follows:

Nondeductible reserves, accruals, and deferrals	$277,001
Federal and state net operating loss carryforwards	53,186,801
Federal tax credit carryforwards	505,246
Deferred tax assets	53,969,048
Less valuation allowance	(53,969,048)

$-

At June 30, 2007, the Company has U.S. net operating loss carryforwards of approximately $151,237,000 and tax credit carryforwards of $505,246, which expire in varying amounts during the years 2007 through 2027. The future utilization of net operating loss carryforwards may be limited due to changes in ownership. Due to the uncertainty of future taxable income as of June 30, 2007, a valuation allowance for the full amount of the deferred tax asset has been recorded.

A reconciliation of net loss at the federal statutory rate to actual tax expense at June 30, 2007 is as follows:

Federal tax at statutory rate	(35.0%)
Change in valuation allowance	35.0

-%

Note 9 - Stock-Based Compensation

Stock Option Plan - In May 1999, the Company adopted a stock option plan (the Plan) which provides for the issuance of incentive and nonqualified common stock options to employees and directors of the Company. As of June 30, 2007, the Board of Directors has reserved 94,200,000 shares of common stock to be issued in conjunction with the Plan.

Stock options are granted at exercise prices and vesting schedules determined by the Board of Directors. All options granted to employees have been approved by the Board of Directors, generally with four-year vesting schedules and options exercisable 25% each year on the anniversary of the grant. Stock options expire ten years after the date of grant.

The Plan provides for accelerated exercise of options prior to vesting for its officers, Board of Directors, and Advisory Board members. The Company has the right to repurchase unvested shares.

12

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 9 - Stock-Based Compensation (Continued)

The following summary sets forth the activity under the plan for the six months ended June 30, 2007:

		Weighted
		Average
	Number	Exercise	Options
	of Shares	Price	Exercisable

Balance, December 31, 2006	81,436,410	$0.02	53,706,980
Options granted	1,325,000	$0.02
Options forfeited	(8,035,307)	$0.02

Balance, June 30, 2007	74,726,103	$0.02	57,205,266

The following table summarizes information about stock options outstanding and exercisable at June 30, 2007:

		Weighted
		Average
		Remaining
Exercise	Number	Contractual	Options
Price	Outstanding	Life (In Years)	Exercisable

$ 0.02	72,396,784	6.74	54,875,947
$ 0.04	1,425,736	2.07	1,425,736
$ 0.05	5,950	4.41	5,950
$ 0.15	660,053	1.58	660,053
$ 0.25	170,618	2.73	170,618
$ 0.83	66,962	3.55	66,962

	74,726,103		57,205,266

The Company estimates the value of its stock options using the calculated value on the grant date, based on the Black-Scholes option pricing model. In determining the estimated fair value of stock options granted, the following key assumptions were used during the six months ended June 30, 2007:

Expected dividend yield	0%
Expected volatility	65%
Risk-free interest rate	4.75%
Expected life	7 years

13

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 9 - Stock-Based Compensation  (Continued)

The Company has not declared any dividends and does not expect to do so in the near future. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in US Treasury securities for maturities with an approximately equivalent term. The expected volatility for options issued subsequent to January 1, 2006 was based on the annualized historical volatility for comparable companies within the Company’s industry. Stock options issued to employees prior to January 1, 2006, were valued using the minimum-value method with a volatility measurement of 0%. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding and was determined using the short-cut method as defined by SFAS No. 123(R).

Note 10 - Commitments and Contingencies

Lease Commitments - The Company has noncancelable operating and capital leases for corporate facilities and equipment. The leases expire through February 28, 2013 and include certain renewal options. Rent expense under the operating leases totaled $390,928 for the six months ended June 30, 2007. Rent expense is provided on a straight-line basis, with any resulting deferral being included in long-term obligations in the consolidated balance sheets.

Future minimum rental payments required under noncancelable operating and capital leases are as follows for the years ending December 31:

	Operating	Capital
	Leases	Leases

Six months ending December 31, 2007	$405,196	$846,269
2008	1,001,057	1,189,279
2009	1,223,223	800,905
2010	1,253,584	366,049
2011	1,283,945	167,185
Thereafter	1,505,336	28,532

Total minimum lease payments	$6,672,341	3,398,219
Less amount representing interest		650,309
Present value of minimum lease payments		2,747,910
Less current portion		1,110,402

		$1,637,508

14

ACCESSLINE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

Note 10 - Commitments and Contingencies  (Continued)

AudioFAX Settlement - During 2003, the Company received a letter from Intellectual Property Asset Corporate (IPAC), an intellectual property management company, regarding patents issued to their client, AudioFAX, suggesting that a license may be appropriate. The AudioFAX patents relate primarily to fax services. The Company and IPAC negotiated a one-time fully paid license for $1,025,000, which was finalized and executed in September 2004. The final accrued payment of $400,000 is payable in the first reporting period in which the Company achieves $30,000,000 in revenue.

Incentive Plan - The Company has entered into an incentive plan agreement with key members of management. Under the terms of the Plan, upon the occurrence of a qualifying change in control as defined in the Plan agreement, select members of senior management may be entitled to compensation based on a percentage of the acquisition price. The Company has not recognized any expense for this Plan during the six months ended June 30, 2007.

Legal Contingency - The Company is party to several legal claims encountered in the normal course of business. Management evaluates all such notices and believes such claims will not have a material adverse effect on the Company’s financial position and results of operations.

FCC Inquiry - On September 25, 2007, the Company received an inquiry from the Federal Communications Commission (FCC) requesting certain information in connection with an investigation of the Company's compliance with the FCC's rules related to toll free number administration. The Company responded on October 25, 2007 and is waiting for follow-up from the FCC. At this time, the Company cannot predict the outcome of the investigation or whether such outcome will have a materially adverse financial or regulatory impact on the Company..

Note 11 - Savings Plan

A salary deferral 401(k) savings plan (the savings plan) was put into place in January 1994. All employees are eligible to participate in the savings plan after six months of employment. The savings plan does not provide for employer contributions.

15